Exhibit 99.1

European Wax Center, Inc. Reports Third Quarter Fiscal Year 2023 Results

Updates fiscal 2023 outlook

Third Quarter Fiscal 2023 versus 2022

•
Net new centers increased 12.6% to 1,026 total centers in 45 states
•
System-wide sales of $240.7 million increased 2.4%
•
Total revenue of $55.7 million increased 1.2%
•
Same-store sales increased 3.4%
•
GAAP net income of $4.2 million and Adjusted net income of $6.1 million
•
Adjusted EBITDA of $19.3 million

Plano, TX, November 8, 2023 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, reports financial results for the 13 and 39 weeks ended September 30, 2023.

David Willis, Chief Executive Officer of European Wax Center, Inc. stated: “The third quarter marked another period of top-line, bottom-line and unit growth for European Wax Center. Our robust unit economics continued to generate strong demand from existing franchisees who drove more than 12%-unit growth through 23 net new center openings and who continue to add to our new unit pipeline. In addition, our Wax Pass holders and routine guests remained committed to their waxing regimens and continue to represent a recurring revenue stream with consistent frequency and spend with our brand.”

Mr. Willis continued, “Despite compelling franchisee-driven unit growth and stable demand from our loyal guests, the heightened inflationary environment continued to impact visits from a portion of our less frequent guests, and our momentum entering the third quarter did not sustain through September. While trends exiting the third quarter have stabilized, we are updating our fiscal 2023 outlook to reflect lower-than-expected transactions in the third and fourth quarters to date. Importantly, we still expect to achieve meaningful organic new unit and top line growth alongside stable Adjusted EBITDA margin at the midpoint of our revised guidance. While the quarter did not materialize the way we expected, we are confident that our fundamental business model remains strong, underpinned by our category-leading position, best-in-class unit growth and consistent core guest base.”

Results for the Third Quarter of Fiscal 2023 versus Fiscal 2022

•
Franchisees opened 23 net new centers, and we ended the quarter with 1,026 centers, representing a 12.6% increase versus 911 centers in prior year period.
•
System-wide sales of $240.7 million increased 2.4% from $235.2 million in the prior year period, primarily driven by net new centers opened over the past twelve months and increased spend by guests at existing centers. Due to a shift in our fiscal reporting calendar, the third quarter of fiscal 2023 had fewer promotional days than the prior year period, contributing to a lower year-over-year growth rate compared to recent quarters.
•
Total revenue of $55.7 million increased 1.2% from $55.0 million in the prior year period. Due to a shift in our fiscal reporting calendar, the third quarter of fiscal 2023 had fewer promotional days than the prior year period, contributing to a lower year-over-year growth rate compared to recent quarters.
•
Same-store sales increased 3.4%.
•
Selling, general and administrative expenses (“SG&A”) of $14.4 million increased 5.2% from $13.7 million in the prior year period. SG&A as a percent of total revenue increased 100 basis points to 25.8% from 24.8%, primarily due to an increase in corporate-funded marketing expense.

Exhibit 99.1

•
Interest expense of $6.5 million decreased from $6.8 million in the prior year period primarily due to an increase in interest income from the Company’s short-term investments.
•
Income tax expense was $1.8 million compared to a negligible amount in the prior year period.
•
Net income of $4.2 million decreased 20.7% from $5.3 million in the prior year period due to increased tax expense, and Adjusted net income of $6.1 million decreased 9.9% from $6.7 million in the prior year period.
•
Adjusted EBITDA of $19.3 million increased 3.4% from $18.6 million in the prior year period. As a percent of total revenue, Adjusted EBITDA margin increased 80 basis points to 34.6% from 33.8%.

Year-to-Date Results through the Third Quarter of Fiscal 2023 versus Fiscal 2022

•
Franchisees opened 82 net new centers in the first three quarters of fiscal 2023.
•
System-wide sales of $713.3 million grew 6.0% from $673.2 million in the prior year-to-date period, primarily driven by net new centers opened over the past twelve months and increased spend by guests at existing centers.
•
Total revenue of $164.7 million increased 7.1% from $153.8 million in the prior year-to-date period.
•
Same-store sales increased 3.4%.
•
SG&A of $45.8 million increased 3.2% from $44.4 million in the prior year-to-date period. SG&A as a percent of total revenue improved 100 basis points to 27.8% from 28.8%, primarily due to a reduction in professional fees related to the Company’s refinancing and secondary offering in 2022, partially offset by increased share-based compensation expense in the current year.
•
Interest expense of $20.1 million increased from $16.4 million in the prior year-to-date period due to higher average principal balances and interest rates following the Company’s refinancing in 2022, partially offset by the nonrecurrence of a $2.0 million loss on debt extinguishment.
•
Income tax expense was $4.0 million compared to $0.1 million in the prior year-to-date period.
•
Net income of $8.7 million decreased from $11.3 million in the prior year-to-date period due to increased tax expense, and Adjusted net income of $16.5 million decreased from $22.7 million in the prior year-to-date period.
•
Adjusted EBITDA of $56.7 million increased 8.3% from $52.4 million in the prior year-to-date period. As a percent of total revenue, Adjusted EBITDA margin increased 40 basis points to 34.5% from 34.1%.

Balance Sheet and Cash Flow

The Company ended the quarter with $64.0 million in cash and cash equivalents, $6.5 million in restricted cash, $395.0 million in borrowings outstanding under its senior secured notes and no outstanding borrowings under its revolving credit facility. Net cash provided by operating activities totaled $17.6 million during the quarter.

Exhibit 99.1

Fiscal 2023 Outlook(1)

The Company updates its previous outlook for fiscal year 2023 as follows:

	Fiscal 2023 Outlook (Current)	Fiscal 2023 Outlook (Previous)
New Center Openings, Net	98 to 100	95 to 100
System-Wide Sales	$945 million to $955 million	$965 million to $990 million
Total Revenue	$217 million to $219 million	$222 million to $229 million
Same-Store Sales	1.5% to 2.5%	Mid-Single Digits
Adjusted Net Income(2)	$20.5 million to $21.5 million	$22 million to $24.5 million
Adjusted EBITDA	$74.5 million to $76.0 million	$77 million to $80 million

(1) Fiscal 2022 and Fiscal 2023 each include a 53rd week in the fourth quarter. The Company estimates the 53rd week contribution to the top and bottom line is slightly less than the contribution from an average fourth quarter week. The Company’s current outlook assumes no meaningful change in consumer behavior driven by inflationary pressures or the COVID-19 pandemic and no further impacts from incremental tightening in the labor market beyond what we see today.

(2) Adjusted net income outlook assumes a 20% blended statutory tax rate for Fiscal 2023.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Adjustments to Reported Non-GAAP Adjusted Net Income for the 13 and 26 Weeks Ended July 1, 2023

In the second quarter of fiscal 2023, the Company reported non-GAAP Adjusted net income of $5.8 million and $9.2 million for the 13 and 26 weeks ended July 1, 2023, respectively. Subsequent to our earnings release on August 9, 2023, the Company discovered an error in the calculation of the reported non-GAAP adjustment for income taxes which resulted in an understatement of non-GAAP Adjusted net income for the 13 and 26 weeks ended July 1, 2023. After correction of this error, non-GAAP net income for the 13 weeks ended July 1, 2023 increased from $5.8 million, as reported, to $7.1 million, as adjusted. Non-GAAP net income for the 26 weeks ended July 1, 2023 increased from $9.2 million, as reported, to $10.5 million, as adjusted. This error had no effect on the Company’s reported GAAP results for the 13 and 26 weeks ended July 1, 2023. Refer to the Reconciliation from GAAP net income to non-GAAP Adjusted net income table and related footnotes at the end of this press release for more details.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss third quarter fiscal 2023 results today, November 8, 2023, at 8:00 a.m. ET/7:00 a.m. CT. To access the conference call dial-in information, analysts should click here to register online at least 15 minutes before the start of the call. All other participants are asked to access the earnings webcast via https://investors.waxcenter.com. A replay of the webcast will be available two hours after the call and archived on the same web page for one year.

Exhibit 99.1

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States. European Wax Center locations perform more than 22 million services per year, providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. The Company continues to revolutionize the waxing industry with its innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience, along with its collection of proprietary products to help enhance and extend waxing results. By leading with its values – We Care About Each Other, We Do the Right Thing, We Delight Our Guests, and We Have Fun While Being Awesome – the Company is proud to be Certified™ by Great Place to Work®. European Wax Center, Inc. was founded in 2004 and is headquartered in Plano, Texas. Its network, which now includes more than 1,000 centers in 45 states, generated sales of nearly $900 million in fiscal 2022. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.’s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2023 and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2023 Outlook” and statements by European Wax Center’s executive. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its management, employees, information systems and internal controls; the Company’s ability to retain of effectively respond to a loss of key executives; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

Exhibit 99.1

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, non-cash gains and losses on remeasurement of our tax receivable agreement liability, transaction costs and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, debt extinguishment costs, non-cash gains and losses on remeasurement of our tax receivable agreement liability, transaction costs and other one-time expenses. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Glossary of Terms for Our Key Business Metrics

System-Wide Sales. System-wide sales represent sales from same day services, retail sales and cash collected from wax passes for all centers in our network, including both franchisee-owned and corporate-owned centers. While we do not record franchised center sales as revenue, our royalty revenue is calculated based on a percentage of franchised center sales, which are 6.0% of sales, net of retail product sales, as defined in the franchise agreement. This measure allows us to better assess changes in our royalty revenue, our overall center performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by net new center openings as well as increases in same-store sales.

Same-Store Sales. Same-store sales reflect the change in year-over-year sales from services performed and retail sales for the same-store base. We define the same-store base to include those centers open for at least 52 full weeks. If a center is closed for greater than six consecutive days, the center is deemed a closed center and is excluded from the calculation of same-store sales until it has been reopened for a continuous 52 full weeks. This measure highlights the performance of existing centers, while excluding the impact of new center openings and closures. We review same-store sales for

Exhibit 99.1

corporate-owned centers as well as franchisee-owned centers. Same-store sales growth is driven by increases in the number of transactions and average transaction size.

Exhibit 99.1

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$63,959	$44,219
Restricted cash	6,544	6,575
Accounts receivable, net	6,764	6,932
Inventory, net	21,702	23,017
Prepaid expenses and other current assets	8,295	5,574
Total current assets	107,264	86,317
Property and equipment, net	2,555	2,747
Operating lease right-of-use assets	4,292	4,899
Intangible assets, net	168,812	183,030
Goodwill	328,551	328,551
Deferred income taxes	139,347	106,187
Other non-current assets	3,561	4,301
Total assets	$754,382	$716,032
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$16,462	$18,547
Long-term debt, current portion	4,000	4,000
Tax receivable agreement liability, current portion	2,467	4,867
Deferred revenue, current portion	4,313	4,084
Operating lease liabilities, current portion	1,263	1,312
Total current liabilities	28,505	32,810
Long-term debt, net	371,639	370,935
Tax receivable agreement liability, net of current portion	206,233	167,293
Deferred revenue, net of current portion	6,850	6,901
Operating lease liabilities, net of current portion	3,621	4,227
Other long-term liabilities	2,063	3,562
Total liabilities	618,911	585,728
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of September 30, 2023 and December 31, 2022.)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 51,225,048 and 45,277,325 shares issued and 50,131,924 and 44,561,685 shares outstanding as of September 30, 2023 and December 31, 2022, respectively)	—	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 12,306,072 and 18,175,652 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	—	—
Treasury stock, at cost 1,093,124 and 715,640 shares of Class A common stock as of September 30, 2023 and December 31, 2022, respectively	(16,449)	(10,080)
Additional paid-in capital	227,845	207,517
Accumulated deficit	(111,992)	(118,437)
Total stockholders’ equity attributable to European Wax Center, Inc.	99,404	79,000
Noncontrolling interests	36,067	51,304
Total stockholders’ equity	135,471	130,304
Total liabilities and stockholders’ equity	$754,382	$716,032

Exhibit 99.1

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

(Unaudited)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
REVENUE
Product sales	$31,890	$31,565	$93,457	$86,844
Royalty fees	13,345	13,086	39,843	37,240
Marketing fees	7,551	7,339	22,368	20,964
Other revenue	2,931	3,054	9,031	8,780
Total revenue	55,717	55,044	164,699	153,828
OPERATING EXPENSES
Cost of revenue	15,721	16,313	47,078	43,168
Selling, general and administrative	14,372	13,662	45,769	44,364
Advertising	8,099	8,398	24,592	23,003
Depreciation and amortization	5,040	5,059	15,148	15,173
Total operating expenses	43,232	43,432	132,587	125,708
Income from operations	12,485	11,612	32,112	28,120
Interest expense, net	6,471	6,804	20,095	16,391
Other expense (income)	36	(516)	(756)	302
Income before income taxes	5,978	5,324	12,773	11,427
Income tax expense	1,784	37	4,038	83
NET INCOME	$4,194	$5,287	$8,735	$11,344
Less: net income attributable to noncontrolling interests	1,253	1,765	2,290	4,969
NET INCOME ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$2,941	$3,522	$6,445	$6,375

Exhibit 99.1

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the Thirty-Nine Weeks Ended
	September 30, 2023	September 24, 2022
Cash flows from operating activities:
Net income	$8,735	$11,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,148	15,173
Amortization of deferred financing costs	3,964	2,483
Gain on interest rate cap	—	(196)
Provision for inventory obsolescence	(4)	(26)
Loss on debt extinguishment	—	1,957
Provision for bad debts	105	38
Deferred income taxes	3,825	—
Remeasurement of tax receivable agreement liability	(756)	302
Loss on disposal of property and equipment	11	5
Equity compensation	9,489	7,452
Changes in assets and liabilities:
Accounts receivable	(189)	(137)
Inventory, net	1,319	(3,638)
Prepaid expenses and other assets	(1,300)	1,101
Accounts payable and accrued liabilities	(1,180)	(7,623)
Deferred revenue	178	289
Other long-term liabilities	(489)	(575)
Net cash provided by operating activities	38,856	27,949
Cash flows from investing activities:
Purchases of property and equipment	(774)	(143)
Net cash used in investing activities	(774)	(143)
Cash flows from financing activities:
Deferred loan costs	—	(12,419)
Proceeds from long-term debt	—	384,328
Principal payments on long-term debt	(3,000)	(181,000)
Payments of debt extinguishment costs	—	(77)
Distributions to EWC Ventures LLC members	(2,492)	(7,280)
Payment of Class A common stock offering costs	—	(870)
Repurchase of Class A common stock	(6,369)	—
Taxes on vested restricted stock units paid by withholding shares	(516)	(525)
Dividends to holders of Class A common stock	—	(122,227)
Dividend equivalents to holders of EWC Ventures units	(2,787)	(82,887)
Payments pursuant to tax receivable agreement	(3,209)	—
Net cash used in financing activities	(18,373)	(22,957)
Net increase in cash	19,709	4,849
Cash, cash equivalents and restricted cash, beginning of period	50,794	43,301
Cash, cash equivalents and restricted cash, end of period	$70,503	$48,150
Supplemental cash flow information:
Cash paid for interest	$16,621	$12,886
Cash paid for income taxes	$633	$96
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$—	$5
Right-of-use assets obtained in exchange for operating lease obligations	$368	$—

Exhibit 99.1

Reconciliation of GAAP net income to Adjusted net income for corrections to the 13 and 26 weeks ended July 1, 2023:

	For the Thirteen Weeks Ended July 1, 2023
	As Reported	Corrections	As Adjusted
(in thousands)
Net income	$5,594	$—	$5,594
Share-based compensation(1)	1,826	—	1,826
Remeasurement of tax receivable agreement liability (2)	(792)	—	(792)
Tax effect of adjustments to net income (3) (4)	(863)	1,295	432
Adjusted net income	$5,765	$1,295	$7,060

	For the Twenty-Six Weeks Ended July 1, 2023
	As Reported	Corrections	As Adjusted
(in thousands)
Net income	$4,541	$—	$4,541
Share-based compensation(1)	7,757	—	7,757
Remeasurement of tax receivable agreement liability (2)	(792)	—	(792)
Tax effect of adjustments to net income (3) (4)	(2,334)	1,295	(1,039)
Adjusted net income	$9,172	$1,295	$10,467

(1) Represents non-cash equity-based compensation expense.
(2) Represents non-cash adjustments related to the remeasurement of our tax receivable agreement liability.

(3) Represents the income tax impact of non-GAAP adjustments computed by applying our estimated blended statutory tax rate to our share of the identifies items and incorporating the effect of nondeductible and other rate impacting adjustments.

(4) For the 13 and 26 weeks ended July 1, 2023, we made a correction to the non-GAAP adjustment for income taxes of ($0.9 million) and ($2.3 million), respectively, that we reported in our earnings release on August 9, 2023. As a result, we now report non-GAAP adjustments for income taxes of $0.4 million and ($1.0 million) and Adjusted net income of $7.1 million and $10.5 million for the 13 and 26 weeks ended July 1, 2023, respectively.

Reconciliation of GAAP net income to Adjusted net income:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
(in thousands)
Net income	$4,194	$5,287	$8,735	$11,344
Share-based compensation(1)	1,732	2,117	9,489	7,452
Loss on extinguishment of debt	—	—	—	1,957
Remeasurement of tax receivable agreement liability (2)	36	(516)	(756)	302
Transaction costs (3)	—	—	—	1,406
Other (4)	—	(157)	—	260
Tax effect of adjustments to net income (5)	105	—	(935)	—
Adjusted net income	$6,067	$6,731	$16,533	$22,721

(1) Represents non-cash equity-based compensation expense.
(2) Represents non-cash adjustments related to the remeasurement of our tax receivable agreement liability.

(3) Represents costs related to our Secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(4) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

(5) Represents the income tax impact of non-GAAP adjustments computed by applying our estimated blended statutory tax rate to our share of the identifies items and incorporating the effect of nondeductible and other rate impacting adjustments.

Exhibit 99.1

Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
(in thousands)
Net income	$4,194	$5,287	$8,735	$11,344
Interest expense	6,471	6,804	20,095	16,391
Income tax expense	1,784	37	4,038	83
Depreciation and amortization	5,040	5,059	15,148	15,173
EBITDA	$17,489	$17,187	$48,016	$42,991
Share-based compensation(1)	1,732	2,117	9,489	7,452
Remeasurement of tax receivable agreement liability (2)	36	(516)	(756)	302
Transaction costs (3)	—	—	—	1,406
Other (4)	—	(157)	—	260
Adjusted EBITDA	$19,257	$18,631	$56,749	$52,411
Adjusted EBITDA margin	34.6%	33.8%	34.5%	34.1%

(1) Represents non-cash equity-based compensation expense.
(2) Represents non-cash adjustments related to the remeasurement of our tax receivable agreement liability.

(3) Represents costs related to our Secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(4) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

Investor Contact

European Wax Center, Inc.

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Creative Media Marketing

Carolanne Coviello

Ewc@cmmpr.com

212-979-8884 ext 209